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                                  EXHIBIT 16



November 19, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir:

We have read Item 4 included in the Form 8-K dated November 19, 1998 of Physicians Resource Group, Inc. and are in agreement with the statements contained therein.

Very truly yours,



/S/ ARTHUR ANDERSEN LLP